Rule 424(b)(2)
                                                     Registration No. 333-75723


                PRICING SUPPLEMENT NO. 44 dated May 21, 2001
                to Prospectus Supplement dated April 30, 1999
                      and Prospectus dated April 30, 1999.

                        LEHMAN BROTHERS HOLDINGS INC.
                        Medium-Term Notes, Series F
              Due Nine Months or More From the Date of Issue
                                (Fixed Rate Coupon)

Cusip No.:              52517PRV5

Principal Amount:       $15,000,000.00

Net Proceeds:           $14,947,500.00

Price to Public:                100.0%

Agent's Commission:              .350%

Original Issue Date:          06/06/01

Interest Rate per Annum:        7.000%

Interest Payment Dates: Monthly on the 6th, commencing on 07/06/01, subject to modified business day convention.

Call Option:            The issuer has the right to call the issue
                        every 1 month at par on or after June 6, 2004.
                        Call notice is 30 calendar days.

Maturity Date:                06/06/16

Authorized Denomination: $1,000 or any larger whole multiple.

Lehman Brothers Holdings Inc.

By:/s/_____John Buckley
Name:      John Buckley
Title: Authorized Signatory















??